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[DIVINE LOGO]                  N   E   W   S       R   E   L   E   A   S  E

                               www.divine.com                NASDAQ : DVIN
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                                                                                           INTERNATIONAL
INVESTMENT PROFESSIONALS:      INDIVIDUAL INVESTORS:         MEDIA INQUIRIES:              MEDIA/INVESTORS:
Paul Scheeler                  Brenda Lee Johnson            Susan Burke / Anne Schmitt    Chris Blaik
Director of Investor           Investor Relations Manager    Direct: 773.394.6746 / 6827   Direct: +44 [0] 20 7070 9520
RelationsDirect: 773.394.6826  Direct: 773.394.6873          susan.burke@divine.com        chris.blaik@divine.com
paul.scheeler@divine.com       brenda.johnson@divine.com     anne.schmitt@divine.com

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FOR IMMEDIATE RELEASE

                DIVINE'S ACQUISITION OF ROWECOM INC. APPROVED AT
                     SPECIAL MEETING OF ROWECOM STOCKHOLDERS

CHICAGO - OCTOBER 25, 2001 - DIVINE, INC., (NASDAQ: DVIN), today announced that its acquisition of RoweCom Inc. (Nasdaq: ROWE) was approved at a special meeting of RoweCom stockholders.

The acquisition is structured as a stock-for-stock merger transaction, and is expected to close in the next few days. The common stock of RoweCom will cease trading and no longer be listed on the Nasdaq National Market upon closing of the acquisition.

Additional information about the transaction is available in divine's Joint Proxy Statement / Prospectus dated September 17, 2001 relating to the RoweCom acquisition, copies of which are available at: www.sec.gov or www.edgar-online.com.


ABOUT DIVINE, INC.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in consulting, collaboration, interaction, hosting and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 2000 customers. For more information, visit the company's Web site at www.divine.com



ABOUT ROWECOM

RoweCom provides high-quality service and e-commerce solutions for purchasing and managing the acquisition of magazines, newspapers, journals and e-journals, books and other sources of comprehensive knowledge resources. With clients ranging from academic libraries to Fortune 1000 companies, RoweCom serves communities with intensive knowledge requirements and high-volume purchases. Faxon, a long-established leader in academic information services, joined RoweCom in October 1999 and continues to serve its clients by offering expanded Internet and e-commerce tools as well as new levels of control, convenience, and cost-savings. For more information, visit www.rowe.com.


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                                                                    DIVINE, INC.
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SAFE HARBOR STATEMENT

The statements contained in this news release regarding when divine expects to close the RoweCom acquisition and when RoweCom common stock is expected to cease trading and be delisted are forward-looking and are based on current expectations. The inability of RoweCom to satisfy the remaining closing conditions and divine's unwillingness to waive any of the remaining closing conditions and other unanticipated events and conditions could adversely affect when and if the RoweCom transaction is consummated.. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.



                                      # # #

(C)2001 DIVINE, INC. DIVINE IS A TRADEMARK OF DIVINE, INC. ALL OTHER TRADEMARKS, TRADE NAMES AND SERVICE MARKS REFERENCED HEREIN ARE THE PROPERTIES OF THEIR RESPECTIVE COMPANIES.